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                                                             EXHIBIT 23(i)

              CONSENT OF PERSON CHOSEN TO BECOME A DIRECTOR

  Reference is made to the Registration statement on Form S-1 being filed by United Rentals, Inc., a Delaware corporation (the "Company"). The undersigned consents to be named in the Registration Statement and any amendments thereto as a person who will become a director of the Company upon completion of the offering contemplated thereby.

                                                /s/ Wayland R. Hicks
                                          -------------------------------------

                                                  Wayland R. Hicks

Dated: As of December 1, 1997